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                                                                    Exhibit 23.1

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Interchange Financial Services Corporation (the "Company") on Form S-4 of our report dated January 17, 2002, appearing in and incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Joint Proxy Statement-Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
February 14, 2003